Exhibit 10.19

CONFIDENTIAL TREATMENT REQUESTED:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  Such redacted portions have been replaced with “{***}” in this Exhibit.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission along with the request for confidential treatment.

AMENDMENT TO LICENSE AGREEMENT
(Diltiazem Formulations)

THIS AGREEMENT IS EFFECTIVE THE 29th DAY OF DECEMBER, 2000

BETWEEN

BIOVAIL LABORATORIES INCORPORATED,

a Barbados corporation incorporated under the

International Business Companies Act, 1991-24,

whose head office is

Chelston Park

Building 2, Collymore Rock

St Michael BH1

Barbados, West Indies

hereafter “BLI”

AND

ETHYPHARM S.A.

a French corporation having offices at

21 rue Saint Mathieu

78550 Houdan

France

Hereafter “Ethypharm”

WHEREAS Ethypharm has developed certain technology relating to diltiazem formulations for the North American market, which are bioequivalent to Cardizem CD.

WHEREAS Ethypharm and Aventis Pharmaceuticals Inc. (“API”) have entered into a non-exclusive license agreement effective the 5th day of December, 1996, and certain amendments to that agreement made the 5th day of December, 1996, the 4th of January, 1999, and the 21st day of July, 2000, (all collectively referred to as the “License Agreement”) under which API was granted the non-exclusive right and license under Ethypharm’s Technology in the Territory, all as defined in the License Agreement.

WHEREAS BLI has acquired the License Agreement by assignment from API;

WHEREAS BLI and Ethypharm have agreed to effect certain changes to the License Agreement, effective upon any assignment of the License Agreement from API to BLI;

IN CONSIDERATION OF the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each of the Parties), it is agreed by and between the Parties as follows:

1.                                    DEFINITIONS

Where used in this Amendment any capitalized terms defined below shall have the meanings given to them in this Agreement, and those not defined below shall have the meanings given to them to them in the License Agreement, respectively:

1.1                               Conversion Date means the date upon which Biovail delivers to Ethypharm the notice contemplated by paragraphs 4.1 or 4.2.

1.2                               Diltiazem Products means all controlled release formulations of any medicine containing diltiazem.

1.3                               Effective Date means the date set out on page 1 of this Agreement.

1.4                               Ethypharm Patents means any patents or patent applications disclosing or claiming the Ethypharm Technology or any aspect of it, and includes without limitation US Patent Application Number 09/091,646, filed June 22, 1998, and Canadian Patent Application Number 2,242,224, filed June 22, 1998, and any patents to issue from those applications.

1.5                               Parties means BLI and Ethypharm, and Party means any one of them.

1.6                               Payment means the amount to be paid to Ethypharm pursuant to the provisions of Article 3 of this Agreement.

1.7                               Sub-Licensed Products means any extended release oral formulation of diltiazem, containing less than 360 mg of diltiazem,

(a)                                  for which Regulatory Approval will be sought or granted on the basis of a New Drug Application filed with the FDA that does not assert that the Sub-Licensed Product is bioequivalent to any product which has already received Regulatory Approval from the FDA; or

(b)                                 for which Regulatory Approval will be sought or granted on the basis that such formulation is AB-rated bioequivalent to a formulation described in New Drug Application #20-062, approved by the FDA with respect to a once a day dosage form of diltiazem hydrochloride; or

(c)                                  and which also contains at least one other active ingredient; (ie is a combination product); or

(d)                                 is a formulation for which Regulatory Approval will be sought or granted on the basis that it is, and which will be Marketed as, a twice-daily formulation.

but does not include any extended release oral formulation of diltiazem for which Regulatory Approval is sought or granted on the basis that such product or formulation is AB-rated bioequivalent to any formulation described in Biovail’s New Drug Application #20-401, approved by the FDA with respect to a once a day dosage form of diltiazem hydrochloride, or in any supplements or amendments to that New Drug Application.

1.8                               Term of the Agreement means the time period starting on the Effective Date and continuing until the expiry or termination of the License Agreement.

1.9                               Territory means the United States of America, its territories and possessions, and Canada, including Quebec.

2.                                    ASSIGNMENT OF THE LICENSE AGREEMENT

2.1                                 Ethypharm acknowledges that BLI has acquired by assignment from API to BLI all of the right, title and interest of API in, including all rights and obligations of API under, the License Agreement for the Territory only, except for API’s obligations to Ethypharm under Article VIII, of said License Agreement, and acknowledges that from and after the Effective Date, all of the rights and obligations of API under the License Agreement as limited here in and for the Territory shall have been transferred and assigned to BLI.

3.                                    PAYMENT OF ROYALTIES

3.1                               On the Effective Date, BLI shall pay by wire Transfer to Ethypharm the sum of {***}† in consideration of all of the royalty payments owing to Ethypharm from the Effective Date to the end of the Term of the License Agreement.

3.2                               Notwithstanding the provisions of sections 4.02 and 4.03 of the Non-Exclusive License Agreement effective the 5th day of December, 1996, as amended, and notwithstanding the provisions of sections 2 and 3 of the Amending Agreement of July 21, 2000, BLI shall have no further obligation to pay to Ethypharm any royalty payments, including any minimum royalty payments, in respect of the use of the Ethypharm Technology or the Ethypharm Patents to make, use, sell, offer for sale, or import Diltiazem Products in the Territory.

4.                                    BLI EXCLUSIVITY

4.1                               If at any time prior to February 20, 2001, BLI is satisfied that US patent application no. 09/091,646 will issue with claims enforceable against competing controlled release diltiazem-based products, BLI shall convert the rights granted by the License Agreement from non-exclusive to exclusive by paying to Ethypharm the sum of {***}† within five (5) business days after the date of issue of the patent.

† Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.2                               If at any time prior to March 15, 2001, BLI is satisfied that US patent application no. 09/091,646 will issue with claims enforceable against competing controlled release diltiazem-based products, BLI may convert the rights granted by the License Agreement from non-exclusive to exclusive by notice in writing to Ethypharm. Upon delivery of that notice, BLI shall pay to Ethypharm the sum of {***}† within five (5) business days after the date of issue of the patent.

4.3                               Notwithstanding the provisions of the License Agreement, Ethypharm acknowledges that, subject only to the provisions of this Agreement, the rights granted to BLI from and after the Conversion Date shall be exclusive, and that after the Conversion Date BLI shall have the exclusive right to use the Ethypharm Technology and the Ethypharm Patents to make, use, sell, offer for sale, or import Diltiazem Products in the Territory.

4.4                               Upon the Conversion Date, BLI shall grant to Ethypharm a royalty free, non-exclusive license to Manufacture and Market, directly or indirectly, the Sub-Licensed Products in the Territory.

No other changes to the License Agreement

4.5                               Except as specifically amended by this Agreement, all terms of the License Agreement shall remain in full force and effect.

5.                                    OWNERSHIP OF ETHYPHARM TECHNOLOGY

5.1                               In addition to the representations and warranties contained in the License Agreement, Ethypharm represents and warrants to BLI that:

(a)                                  it owns the Ethypharm Technology and the Ethypharm Patents and has the right to grant to BLI the rights granted by this Agreement.

(b)                                 it has not granted to any other person any rights inconsistent with the rights granted to API by the License Agreement or to BLI by this Agreement.

(c)                                  its performance of this Agreement, and the grant to BLI of the exclusive rights granted by this agreement, does not conflict with, or result in breach of, any other agreement to which it or any of its Affiliates is a party, or by which its rights to intellectual property are bound.

(d)                                 Ethypharm is not aware of any breach by API of; and does not intend to make any claim for, any of the terms of the License Agreement prior to the Effective Date.

† Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.                                    PROSECUTION OF PATENT APPLICATION

6.1                               Ethypharm shall cause all applications for the Ethypharm Patents in the Territory to be prosecuted diligently and shall take all steps reasonably available to Ethypharm to ensure that any patents issue as soon as possible.

6.2                               Ethypharm shall provide to BLI or to a patent attorney or patent agent designated by BLI copies of all communications from the US and Canadian patent offices, and all responses to those communications. If at any time after the Effective Date BLI is not satisfied with the prosecution of any applications for the Ethypharm Patents in the Territory, BLI may on notice in writing to Ethypharm assume responsibility for the prosecution of those applications. Ethypharm shall provide all assistance that BLI may reasonably require for that purpose.

7.                                    INFRINGMENT PROCEEDINGS

7.1                               Effective from and after the Conversion Date, each of BLI and Ethypharm shall immediately report to the other any infringement of, challenge to the validity or ownership of, or use of the Ethypharm Technology or of the Ethypharm Patents that may come to their attention. BLI shall have the sole and exclusive right to commence and prosecute any action or proceeding in respect of any such infringement or misappropriation, and if necessary may do so in the name of Ethypharm. Ethypharm shall fully co-operate with BLI at the expense of BLI and execute such documents and do such acts and things as, in the opinion of BLI, may be necessary or desirable. If BLI shall fail within a reasonable time to take appropriate steps against that infringement or misappropriation, Ethypharm shall be entitled to take such reasonable steps against such infringement or misappropriation for the protection of BLI’s and/or Ethypharm’s rights, and if necessary may do so in the name of and on behalf of BLI.

8.                                    TERM AND TERMINATION

8.1                               The Term of this Agreement shall terminate upon any termination or expiry of the License Agreement, and shall be extended upon any extension of the License Agreement.

8.2                               This Agreement shall not be subject to termination for any breach or default of either party, except after all other remedies as provided for in this Agreement have been exhausted, and the Party found to be in default has failed to comply with an order or judgment of a court of competent jurisdiction.

9.                                      FORCE MAJEURE

9.1                               In the event that either party hereto shall be rendered unable to carry out its obligations under this Agreement, other than obligations to render statements and make payments pursuant to the provisions of this Agreement, by reason or causes beyond its control, including but not restricted to acts of God, acts, omissions, or regulations of any government or subdivision thereof, judicial action, fire, storm, accident, war, riot, labor disputes, or transportation failure, then the performance of the obligations of such party insofar as it is affected by such cause, shall be excused during the continuance of any inability so caused provided that the party affected advises the other party of its inability within thirty (30) days after such cause comes into existence.

10.                             GOVERNING LAW

10.1                         This Agreement shall be construed, interpreted and enforced in accordance with the laws of New York without giving effect to principles of conflicts of law, unless otherwise provided for in this Agreement.

11.                               MISCELLANEOUS

11.1                         Nothing herein contained shall be deemed to constitute or be construed as constituting either Party the agent or partner of the other. The relationship of the Parties shall be that of independent contractors. Neither party shall have any right, title or authority to enter into any contract, agreement or commitment on behalf of the other or to bind the other in any manner whatsoever.

11.2                         This Agreement, together with the Licensing Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, undertakings, negotiations and discussions, whether oral or written, with respect to the subject matter hereof. There are no other agreements between the Parties, collateral or otherwise, written or oral, relating to the subject matter hereof. Unless expressly stated otherwise herein, this Agreement shall not be amended, modified or supplemented except by a writing signed by the Parties.

11.3                         If any one or more provisions of this Agreement are found or held prohibited, invalid, illegal or unenforceable in any respect in any jurisdiction in relation to any Party, such prohibition, invalidity, illegality or unenforceability shall not affect, impair or invalidate the remaining provisions hereof or of the Agreement itself, or affect or impair the validity, legality or enforceability of such provision in any other jurisdiction or in relation to any other Party, and any such prohibited, invalid, illegal or unenforceable provision shall be deemed to be severable.

11.4                         Ethypharm confirms that it has received its own independent legal advice with respect to this Agreement and is satisfied that the terms of this Agreement comply with all applicable laws and regulations in the Territory.

11.5                         Any notices required or permitted to be given hereunder may be effectively given if delivered personally or sent by facsimile and addressed in the case of BLI to:

In the case of Biovail to:

Biovail Laboratories Incorporated

Chelston Park

Building 2, Collymore Rock

St Michael

Barbados, West Indies

Attention:            Eugene Melnyk, President

Facsimile:            (246) 437-7085

with a copy to:

Biovail Corporation International

2488 Dunwin Drive

Mississauga, Ontario L5L 1J9

Attention: The President

Facsimile (416) 285-6499

or in the case of Ethypharm to:

Ethypharm S.A.

21 rue Saint Mathieu

78550 Houdan, France

Attention:             Patrice Debregeas

President, Directeur General

Facsimile:            33-1-41122989

11.6                         Any such notice shall be deemed to have been given and received when actually received, unless the day of receipt is not a Business Day in which event it shall be deemed to have been given and received on the next following Business Day. Any Party may change its address for notice from time to time by notice given in accordance with the foregoing.

11.7                         This Agreement may be signed in any number of counterparts which when taken together will constitute one and the same Agreement, and may be delivered by facsimile transmission of an executed counterpart of the Agreement.

IN WITNESS WHEREOF the Parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives effective as of the date first written above.

BIOVAIL LABORATORIES INCORPORATED

Per:	/s/ Eugene Melnyk
Eugene Melnyk, President

ETHYPHARM S.A.

By:	/s/ Patrice Debregeas
Patrice Debregeas, President Directeur General